Exhibit 11
                                MOBILE MINI, INC.
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                               Three Months Ended March 31,
                                                                    1998         1997
                                                               ------------   -------------
BASIC:
Common shares outstanding, beginning of period                    6,799,524    6,739,324
Effect of weighting shares:
   Weighted common shares issued                                    574,629         --
   Common stock to be issued                                         66,475         --
                                                                 ----------   ----------

Weighted average number of common shares outstanding              7,440,628    6,739,324
                                                                 ==========   ==========

Net income available for common stock                            $  533,177   $  201,762
                                                                 ----------   ----------

Earnings per share                                               $     0.07   $     0.03
                                                                 ==========   ==========


DILUTED:
Common shares outstanding, beginning of period                    6,799,524    6,739,324
Effect of weighting shares:
   Weighted common shares issued                                    574,629         --
   Employee stock options                                           241,931           79
   Convertible warrants                                             242,951         --
   IPO stock purchase options                                        46,294         --
   Common stock to be issued                                         66,475         --
                                                                 ----------   ----------


Weighted average number of common and common equivalent shares
outstanding                                                       7,971,804    6,739,403
                                                                 ==========   ==========

Net income available for common stock                            $  533,177   $  201,762
                                                                 ----------   ----------

Earnings per share                                               $     0.07   $     0.03
                                                                 ==========   ==========